Exhibit 99.1

Microsoft Cloud and AI Strength Fuels Fourth Quarter Results

REDMOND, Wash. — July 29, 2026 — Microsoft Corp. today announced the following results for the quarter ended June 30, 2026, as compared to the corresponding period of last fiscal year:

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Revenue was $90.0 billion and increased 18% (up 17% in constant currency)
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Operating income was $40.6 billion and increased 18%
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Net income was $35.8 billion and increased 31% on a GAAP basis, and was $35.3 billion and increased 22% on a non-GAAP basis
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Diluted earnings per share was $4.81 and increased 32% on a GAAP basis, and was $4.74 and increased 23% on a non-GAAP basis
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Non-GAAP results exclude the impact from investments in OpenAI, explained in the Non-GAAP Definition section below

Several discrete items impacted our financial results in the quarter when compared to our forward-looking guidance provided on April 29, 2026, resulting in a benefit of $0.27 on diluted earnings per share. These include a $3.2 billion gain from our investment in Anthropic and lower-than-expected expenses related to the Voluntary Retirement Program which were partially offset by severance expense and impairment charges in XBOX. When adjusting for these items, we exceeded expectations across revenue, operating income, and diluted earnings per share.

“We are advancing the frontier on the cost-to-outcome curve, ensuring every customer can turn tokens into business results,” said Satya Nadella, chairman and chief executive officer of Microsoft. “This year, Azure revenue surpassed $100 billion for the first time, and Microsoft 365 Copilot reached over 30 million paid seats, reflecting the confidence customers are placing in us to power their AI transformation.”

“We delivered a strong quarter to close out the fiscal year, highlighted by Microsoft Cloud revenue of $59.3 billion, up 27% year-over-year,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

The following table adjusts for the impact from investments in OpenAI and reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

Three Months Ended June 30,
	2026			2025			Percentage Change Y/Y			Percentage Change Y/Y
($ in millions, except per share amounts)	As Reported (GAAP)	Impact from OpenAI*	As Adjusted (non-GAAP)	As Reported (GAAP)	Impact from OpenAI*	As Adjusted (non-GAAP)	GAAP	Constant Currency	Net Impact from OpenAI*	Non-GAAP	Non-GAAP Constant Currency
Net Income	$35,766	$(480)	$35,286	$27,233	$1,575	$28,808	31%	31%	$(2,055)	22%	22%
Diluted Earnings per Share	$4.81	$(0.07)	$4.74	$3.65	$0.21	$3.86	32%	32%	$(0.28)	23%	23%

*Impact from OpenAI adjusts for the impact from investments in OpenAI

Business Highlights

Microsoft Cloud revenue was $59.3 billion and increased 27%, and commercial remaining performance obligation increased 84% to $678 billion.

Revenue in Productivity and Business Processes was $37.8 billion and increased 14%, with the following business highlights:

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Microsoft 365 Commercial cloud revenue increased 16% when adjusted for the prior year comparable that benefited from 2 points of in-period revenue recognition. On a reported basis, Microsoft 365 Commercial cloud revenue increased 14%.
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Microsoft 365 Consumer cloud revenue increased 24% (up 22% in constant currency)

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LinkedIn revenue increased 12% (up 10% in constant currency)
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Dynamics 365 revenue increased 13% (up 12% in constant currency)

Revenue in Intelligent Cloud was $39.3 billion and increased 32% (up 31% in constant currency), with the following business highlights:

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Azure and other cloud services revenue increased 43%

Revenue in More Personal Computing was $12.9 billion and decreased 4% (down 5% in constant currency), with the following business highlights:

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Windows OEM and Devices revenue decreased 7%
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XBOX content and services revenue decreased 10%
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Search advertising revenue excluding traffic acquisition costs increased 10% (up 9% in constant currency)

Microsoft returned $10.2 billion to shareholders in the form of dividends and share repurchases in the fourth quarter of fiscal year 2026.

Fiscal Year 2026 Results

Microsoft Corp. today announced the following results for the fiscal year ended June 30, 2026, as compared to the corresponding period of last fiscal year:

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Revenue was $331.8 billion and increased 18% (up 16% in constant currency)
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Operating income was $155.2 billion and increased 21% (up 19% in constant currency)
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Net income was $133.7 billion and increased 31% on a GAAP basis, and increased 22% (up 20% in constant currency) on a non-GAAP basis
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Diluted earnings per share was $17.95 and increased 32% on a GAAP basis, and increased 22% (up 21% in constant currency) on a non-GAAP basis
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Non-GAAP results exclude the impact from investments in OpenAI, explained in the Non-GAAP Definition section below

The following table adjusts for the impact from investments in OpenAI and reconciles our financial results reported in accordance with GAAP to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

Twelve Months Ended June 30,
	2026			2025			Percentage Change Y/Y			Percentage Change Y/Y
($ in millions, except per share amounts)	As Reported (GAAP)	Impact from OpenAI*	As Adjusted (non-GAAP)	As Reported (GAAP)	Impact from OpenAI*	As Adjusted (non-GAAP)	GAAP	Constant Currency	Net Impact from OpenAI*	Non-GAAP	Non-GAAP Constant Currency
Net Income	$133,749	$(4,963)	$128,786	$101,832	$3,620	$105,452	31%	30%	$(8,583)	22%	20%
Diluted Earnings per Share	$17.95	$(0.67)	$17.28	$13.64	$0.49	$14.13	32%	30%	$(1.16)	22%	21%

*Impact from OpenAI adjusts for the impact from investments in OpenAI

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Customer Stories

Every quarter Microsoft delivers hundreds of products, services, and enhancements. These releases are driven by years of significant research and development investments, to empower customers with greater productivity, security, and differentiated value.

This momentum is reflected in stories that showcase how our technology is shaping industries and driving customer success. We share innovation updates on our product blogs across Azure, Microsoft 365, and more on our Official Microsoft blog.

Webcast Details

Satya Nadella, chairman and chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Brian DeFoe, deputy general counsel and corporate secretary, and Jonathan Neilson, vice president of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. Participants can also dial into the conference call at (877) 407-0666 or +1 (201) 689-8023 for international, no password required. The webcast will be available for replay through the close of business on July 29, 2027.

Non-GAAP Definition

Impact from investments in OpenAI. In fiscal year 2026, net income and diluted earnings per share were impacted by net gains from investments in OpenAI, which resulted in an increase in net income and diluted earnings per share of $480 million and $0.07, respectively, in the fourth quarter, and $4,963 million and $0.67, respectively, for the full fiscal year. In fiscal year 2025, net income and diluted earnings per share were impacted by net losses from investments in OpenAI, which resulted in a decrease in net income and diluted earnings per share of $1,575 million and $0.21, respectively, in the fourth quarter, and $3,620 million and $0.49, respectively, for the full fiscal year.

Microsoft has provided non-GAAP financial measures related to the impact from investments in OpenAI to aid investors in better understanding our performance. Microsoft believes these non-GAAP measures assist investors by providing additional insight into its operational performance and help clarify trends affecting its business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

Three Months Ended June 30,
	2026		2025		Percentage Change Y/Y			Percentage Change Y/Y
($ in millions, except per share amounts)	As Reported (GAAP)	As Adjusted (non-GAAP)	As Reported (GAAP)	As Adjusted (non-GAAP)	GAAP	Non-GAAP	Constant Currency Impact	Constant Currency	Non-GAAP Constant Currency
Revenue	$90,007	-	$76,441	-	18%	-	$391	17%	-
Operating Income	$40,603	-	$34,323	-	18%	-	$269	18%	-
Net Income	$35,766	$35,286	$27,233	$28,808	31%	22%	$40	31%	22%
Diluted Earnings per Share	$4.81	$4.74	$3.65	$3.86	32%	23%	$0.01	32%	23%

Twelve Months Ended June 30,
	2026		2025		Percentage Change Y/Y			Percentage Change Y/Y
($ in millions, except per share amounts)	As Reported (GAAP)	As Adjusted (non-GAAP)	As Reported (GAAP)	As Adjusted (non-GAAP)	GAAP	Non-GAAP	Constant Currency Impact	Constant Currency	Non-GAAP Constant Currency
Revenue	$331,839	-	$281,724	-	18%	-	$4,445	16%	-
Operating Income	$155,237	-	$128,528	-	21%	-	$2,896	19%	-
Net Income	$133,749	$128,786	$101,832	$105,452	31%	22%	$1,772	30%	20%
Diluted Earnings per Share	$17.95	$17.28	$13.64	$14.13	32%	22%	$0.24	30%	21%

Segment Revenue Constant Currency Reconciliation

Three Months Ended June 30,
	2026	2025	Percentage Change Y/Y		Percentage Change Y/Y
($ in millions)	As Reported (GAAP)	As Reported (GAAP)	GAAP	Constant Currency Impact	Constant Currency
Productivity and Business Processes	$37,847	$33,112	14%	$244	14%
Intelligent Cloud	$39,306	$29,878	32%	$80	31%
More Personal Computing	$12,854	$13,451	(4)%	$67	(5)%

Selected Product and Service Information Constant Currency Reconciliation

Three Months Ended June 30, 2026
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Microsoft Cloud revenue	27%	0%	27%
Commercial remaining performance obligation	84%	0%	84%
Microsoft 365 Commercial cloud revenue	14%	0%	14%
Microsoft 365 Consumer cloud revenue	24%	(2)%	22%
LinkedIn revenue	12%	(2)%	10%
Dynamics 365 revenue	13%	(1)%	12%
Azure and other cloud services revenue	43%	0%	43%
Windows OEM and Devices revenue	(7)%	0%	(7)%
XBOX content and services revenue	(10)%	0%	(10)%
Search advertising revenue excluding traffic acquisition costs	10%	(1)%	9%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) creates platforms and tools powered by AI to deliver innovative solutions that meet the evolving needs of our customers. The technology company is committed to making AI available broadly and doing so responsibly, with a mission to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

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intense competition in all of our markets that could adversely affect our results of operations;
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substantial investments in cloud and AI strategy that depend on customer demand, technological developments, competitive dynamics, and regulatory condition;
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development, delivery, and maintenance of competitive cloud-based and AI products and services that achieve broad customer adoption and sustainable revenue growth;
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significant investments in products and services that may not achieve expected returns;
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acquisitions, joint ventures, and strategic alliances that could have an adverse effect on our business;
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cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;
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disclosure and misuse of personal data that could cause liability and harm to our reputation;
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the possibility that we may not be able to protect information in our products and services from use by others;
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abuse of our platforms that may harm our reputation or user engagement;
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products and services, how they are used by customers, and how third-party products and services interact with them, presenting security, privacy, and execution risks;
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issues about the development, deployment, and use of AI that may result in reputational or competitive harm, or liability;
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inability to develop and expand adequate infrastructure;
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supply or other quality problems;
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excessive outages, disruptions, or capacity constraints of our services if we fail to maintain an adequate operations infrastructure or secure resources necessary to support it;
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potential consequences of new, existing, and evolving legal and regulatory requirements;
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claims against us that could result in adverse outcomes in legal disputes;
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uncertainties relating to our business with government customers;
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additional tax liabilities;
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an inability to protect and utilize our intellectual property may harm our business and operating results;
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claims that Microsoft has infringed the intellectual property rights of others;
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damage to our reputation or our brands that may harm our business and results of operations;
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adverse economic or market conditions that could harm our business;
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catastrophic events or geopolitical conditions that could disrupt our business;
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exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange; and
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the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of June 30, 2026. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Jonathan Neilson, Vice President, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Revenue:
Product	$17,234	$17,136	$64,696	$63,946
Service and other	72,773	59,305	267,143	217,778

Total revenue	90,007	76,441	331,839	281,724

Cost of revenue:
Product	2,938	3,314	12,098	13,501
Service and other	26,587	20,700	94,276	74,330

Total cost of revenue	29,525	24,014	106,374	87,831

Gross margin	60,482	52,427	225,465	193,893
Research and development	9,997	8,829	35,562	32,488
Sales and marketing	7,595	7,285	26,710	25,654
General and administrative	2,287	1,990	7,956	7,223

Operating income	40,603	34,323	155,237	128,528
Other income (expense), net	3,444	(1,707)	10,697	(4,901)

Income before income taxes	44,047	32,616	165,934	123,627
Provision for income taxes	8,281	5,383	32,185	21,795

Net income	$35,766	$27,233	$133,749	$101,832

Earnings per share:
Basic	$4.82	$3.66	$18.00	$13.70
Diluted	$4.81	$3.65	$17.95	$13.64

Weighted average shares outstanding:
Basic	7,427	7,432	7,429	7,433
Diluted	7,443	7,461	7,453	7,465

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net income	$35,766	$27,233	$133,749	$101,832

Other comprehensive income (loss), net of tax:
Net change related to derivatives	14	(9)	8	(5)
Net change related to investments	(72)	444	215	1,574
Translation adjustments and other	2	1,051	(160)	674

Other comprehensive income (loss)	(56)	1,486	63	2,243

Comprehensive income	$35,710	$28,719	$133,812	$104,075

BALANCE SHEETS

(In millions) (Unaudited)

	June 30, 2026	June 30, 2025

Assets
Current assets:
Cash and cash equivalents	$20,935	$30,242
Short-term investments	55,908	64,323

Total cash, cash equivalents, and short-term investments	76,843	94,565
Accounts receivable, net of allowance for doubtful accounts of $1,040 and $944	80,876	69,905
Inventories	1,397	938
Other current assets	48,594	25,723

Total current assets	207,710	191,131
Property and equipment, net of accumulated depreciation of $118,691 and $93,653	313,076	204,966
Operating lease right-of-use assets	24,177	24,823
Equity and other investments	36,348	15,405
Goodwill	119,651	119,509
Intangible assets, net	18,609	22,604
Other long-term assets	38,805	40,565

Total assets	$758,376	$619,003

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$42,416	$27,724
Current portion of long-term debt	9,227	2,999
Accrued compensation	14,945	13,709
Short-term income taxes	2,534	7,211
Short-term unearned revenue	72,965	64,555
Other current liabilities	26,738	25,020

Total current liabilities	168,825	141,218
Long-term debt	31,067	40,152
Long-term income taxes	28,647	25,986
Long-term unearned revenue	2,747	2,710
Deferred income taxes	3,054	2,835
Operating lease liabilities	16,532	17,437
Other long-term liabilities	65,117	45,186

Total liabilities	315,989	275,524

Commitments and contingencies
Stockholders' equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 7,427 and 7,434	117,406	109,095
Retained earnings	328,265	237,731
Accumulated other comprehensive loss	(3,284)	(3,347)

Total stockholders' equity	442,387	343,479

Total liabilities and stockholders' equity	$758,376	$619,003

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Operations
Net income	$35,766	$27,233	$133,749	$101,832
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	11,022	9,317	38,534	29,433
Stock-based compensation expense	3,122	3,073	12,405	11,974
Net recognized losses (gains) on investments and derivatives	(3,743)	1,942	(11,047)	5,329
Deferred income taxes	4,650	(2,221)	14,189	(7,056)
Changes in operating assets and liabilities:
Accounts receivable	(21,084)	(16,179)	(12,737)	(10,581)
Inventories	(178)	(81)	(461)	309
Other current assets	(2,842)	(3,686)	(2,627)	(3,044)
Other long-term assets	(1,350)	418	(3,964)	(2,950)
Accounts payable	2,365	(652)	5,268	569
Unearned revenue	22,428	18,361	9,361	5,438
Income taxes	(307)	1,043	(1,875)	(38)
Other current liabilities	7,013	5,346	6,847	5,922
Other long-term liabilities	(1,421)	(1,267)	(4,707)	(975)

Net cash from operations	55,441	42,647	182,935	136,162

Financing
Repayments of debt, maturities of 90 days or less	0	0	0	(5,746)
Repayments of debt	0	0	(3,000)	(3,216)
Common stock issued	520	548	2,009	2,056
Common stock repurchased	(4,579)	(4,546)	(22,271)	(18,420)
Common stock cash dividends paid	(6,758)	(6,169)	(26,445)	(24,082)
Other, net	(962)	(677)	(2,839)	(2,291)

Net cash used in financing	(11,779)	(10,844)	(52,546)	(51,699)

Investing
Additions to property and equipment	(35,802)	(17,079)	(115,948)	(64,551)
Acquisition of companies, net of cash acquired and divestitures, and purchases of intangible and other assets	(452)	(1,743)	(1,743)	(5,978)
Purchases of investments	(18,829)	(21,631)	(58,351)	(29,775)
Maturities of investments	4,181	4,618	34,605	16,079
Sales of investments	6,487	2,621	21,798	9,309
Other, net	(10,416)	2,642	(19,861)	2,317

Net cash used in investing	(54,831)	(30,572)	(139,500)	(72,599)

Effect of foreign exchange rates on cash and cash equivalents	(1)	183	(196)	63

Net change in cash and cash equivalents	(11,170)	1,414	(9,307)	11,927
Cash and cash equivalents, beginning of period	32,105	28,828	30,242	18,315

Cash and cash equivalents, end of period	$20,935	$30,242	$20,935	$30,242

We have recast certain prior period amounts to conform to the current period presentation.

SEGMENT RESULTS

(In millions) (Unaudited)

	Three Months Ended		Twelve Months Ended
	June,		June 30,
	2026	2025	2026	2025

Productivity and Business Processes

Revenue	$37,847	$33,112	$139,996	$120,810
Cost of revenue	6,989	6,042	25,017	22,422
Operating expenses	8,958	8,077	31,100	28,615

Operating income	$21,900	$18,993	$83,879	$69,773

Intelligent Cloud

Revenue	$39,306	$29,878	$137,791	$106,265
Cost of revenue	16,876	11,845	57,876	40,171
Operating expenses	6,475	5,893	22,943	21,505

Operating income	$15,955	$12,140	$56,972	$44,589

More Personal Computing

Revenue	$12,854	$13,451	$54,052	$54,649
Cost of revenue	5,660	6,127	23,481	25,238
Operating expenses	4,446	4,134	16,185	15,245

Operating income	$2,748	$3,190	$14,386	$14,166

Total

Revenue	$90,007	$76,441	$331,839	$281,724
Cost of revenue	29,525	24,014	106,374	87,831
Operating expenses	19,879	18,104	70,228	65,365

Operating income	$40,603	$34,323	$155,237	$128,528